SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 14, 2011

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On October 14, 2011, Dynegy Inc. (“Dynegy”) announced that it is extending the previously announced offers to exchange (the “Exchange Offers”) up to $1,250,000,000 principal amount of the outstanding notes, debentures and capital income securities of Dynegy Holdings, LLC (“DH”), its direct, wholly-owned subsidiary, for Dynegy’s new 10% Senior Secured Notes due 2018 and cash to midnight, New York City time, on October 20, 2011, unless further extended or earlier terminated by Dynegy. The Exchange Offers were previously scheduled to expire at midnight, New York City time, on October 13, 2011.  Dynegy also announced that the withdrawal deadline for the Exchange Offers, which had previously expired on September 28, 2011, was extended to 5:00 p.m., New York City time, October 18, 2011.

The information provided in the paragraph above shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of Dynegy’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. However, pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, except to the extent set forth above in the second paragraph of this Item 7.01, the information contained herein and in the document furnished as Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibit contains statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

 Item 8.01                                          Other Events

On September 27, 2011, U.S. Bank National Association, the successor indenture trustee under the Roseton and Danskammer Indenture Agreements  (the “Plaintiff”) filed a complaint in the Supreme Court of the State of New York, captioned The Successor Lease Indenture Trustee, et al. v. Dynegy Inc., et al., (Fried), challenging the transfer of Dynegy Coal Holdco, LLC by Dynegy Gas Investments, LLC (“DGI”) to Dynegy.  Plaintiff asserts claims of (i) intentional fraudulent conveyance and constructive fraudulent conveyance against Dynegy, DH and DGI, and the individual directors and managers defendants of each; (ii) breach of contract, including a violation of the covenant of good faith and fair dealing against all defendants; (iii) breach of fiduciary duties, conversion of corporate opportunity against the manager defendants of DH; (iv) breach of fiduciary duties, impermissible distribution of value and illegal dividend against the manager defendants of Dynegy and DH; (v) breach of fiduciary duty against the manager defendants of DGI; (vi) tortious interference with contract against all defendants except DH; (vii) inducement to breach contract against all defendants except DH; (viii) breach of fiduciary duty, self dealing against the manager defendants of DH; (ix) unjust enrichment against all defendants; and (x) collapsing transactions, disregard of change in corporate form and piercing the corporate veil against all defendants.  Plaintiff seeks remedies including: (i) a judgment declaring the challenged transfer a fraudulent transfer and declaring related agreements null and void; (ii) a determination that each defendant breached Plaintiff’s contracts, breached their respective fiduciary duties and/or tortiously interfered with and/or induced a breach of Plaintiff’s contracts with DH; (iii) damages in amounts to be determined; (iv) permanent injunctive relief; and (v) imposition of a constructive trust for the benefit of Plaintiff on, without limitation, the equity interests of Dynegy Coal Holdco, LLC and any distributions from it and proceeds therefrom on or after September 1, 2011.  Dynegy believes that Plaintiff’s allegations lack merit and intends to oppose the Plaintiff’s claims vigorously.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1

Press release dated October 14, 2011, announcing the extension of Dynegy Inc.’s private exchange offers for Senior Notes, Senior Unsecured Notes, Senior Debentures and Subordinated Capital Income Securities of Dynegy Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: October 14, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: October 14, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document

99.1

Press release dated October 14, 2011, announcing the extension of Dynegy Inc.’s private exchange offers for Senior Notes, Senior Unsecured Notes, Senior Debentures and Subordinated Capital Income Securities of Dynegy Holdings, LLC.